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                             ARTICLES OF MERGER

                                  MERGING

                           STUDENT SUCCESS, INC.
                          a Wisconsin corporation

                                    INTO

                          COLLEGELINK CORPORATION  (formerly named
                          a Delaware corporation   CollegeLink.com Incorporated)

     Pursuant to the provisions of the Wisconsin Business Corporation Law, the undersigned corporations hereby certify the following:

     1. STUDENT SUCCESS, INC., a Wisconsin corporation ("Student Success"), shall merge with and into COLLEGELINK CORPORATION, a Delaware corporation ("CollegeLink"), and that CollegeLink shall be the surviving corporation (the "Merger").

     2. The Agreement and Plan of Merger (the "Merger Agreement") dated October 20, 1999 among Student Success, Bradford Baker, Patrick S. O'Brien, the Patrick S. O'Brien Stock Trust, CollegeLink.com Incorporated and CollegeLink is attached hereto as Exhibit A.

     3. The Merger Agreement was adopted and approved by Student Success and CollegeLink in accordance with Sections 180.1103 of the Wisconsin Business Corporation Law and Sections 251 and 252 of the Delaware General Corporation Law, respectively.

     4. The Merger shall become effective upon the effective date of the filing of these Articles of Merger with the Secretary of State of the State of Wisconsin.

     IN WITNESS WHEREOF, the parties hereto have caused these Articles of Merger to be executed as of the 15th day of February, 2000 by their duly authorized officers.

                                             STUDENT SUCCESS, INC.,
                                             a Wisconsin corporation


                                             By: /s/ Patrick S. O'Brien
                                                --------------------------
                                                Name:  Patrick S. O'Brien
                                                Title: President


                                             COLLEGELINK CORPORATION
                                             a Delaware corporation


                                             By: /s/ Ed Hayes
                                                --------------------------
                                                Name:  Ed Hayes
                                                Title: Vice President Finance
                                                       Treasurer